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                                                                 Exhibit 10(xix)

                              FIRST AMENDMENT TO
                            BENEFIT TRUST AGREEMENT
                            -----------------------

     WHEREAS, the Benefit Trust Agreement was established by trust agreement dated August 27, 1996, by and between The Mead Corporation, an Ohio corporation (the "Company") and Key Trust Company of Ohio, N.A., a national banking association (the "Trustee"), as a restatement in its entirety and continuation of a trust established January 9, 1987, by and between the Company and Society Bank, National Association, a national banking association; and

     WHEREAS, it is desirable to amend the Benefit Trust Agreement;

     NOW, THEREFORE, the Benefit Trust Agreement is hereby amended, effective as of June 24, 1998, as follows:

     1. The second paragraph thereof is amended to read, in its entirety, as follows:

          "WHEREAS, the Company is obligated under The Mead Supplemental Executive Retirement Plan, The Mead Corporation Incentive Compensation Election Plan, The Mead Corporation Deferred Compensation Plan for Directors, The Mead Corporation Section 415 Excess Benefit Plan, The Mead Corporation Excess Earnings Benefit Plan, The 1985 Supplement to The
     Mead Corporation Incentive Compensation Election Plan, The 1985 Supplement to The Mead Corporation Deferred Compensation Plan for Directors, The Mead Corporation Executive Capital Accumulation Plan, The Mead Corporation Directors Capital Accumulation Plan and The Mead Corporation Directors Retirement Plan, as each such plan may be amended from time to time (together with any prior version thereof or predecessor plan thereto under which benefits remain payable from time to time, the 'Plans', and singly, the 'Plan') to make certain deferred payments to certain of the Company's present and former directors and executives (together, the "Executives"); and"

     2. Section 3.01 of the Plan is amended to read, in its entirety, as follows:

          "Section 3.01 Definition of Change in Control. For purposes of this
                        -------------------------------
     Trust, a 'Change in Control' shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

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          (i) date of expiration of a Tender Offer (as defined below), other than an offer by the Company, if the offeror acquires Shares (as defined below) pursuant to such Tender Offer;

          (ii) the date of approval by the shareholders of the Company of a definitive agreement: (x) for the merger or consolidation of the Company or any direct or indirect subsidiary of the Company into or with another corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent ((i) in the case of a merger or consolidation of the Company, either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof, or (ii) in the case of a merger or consolidation of any direct or indirect subsidiary of the Company, either by remaining outstanding if the Company continues as a parent of the merged or consolidated subsidiary or by being converted into voting securities of the surviving entity or any parent thereof) at least 51% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, or (y) for the sale or disposition of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 51% of the combined voting power of the voting securities of which are owned (directly or indirectly) by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition;

          (iii) (x) any Person is or becomes the Beneficial Owner of 25% or more of the voting power of the then outstanding securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates), excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x)(l) of paragraph (ii) above or (y) the date of authorization, by both a majority of the voting power of the Company and a

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majority of the portion of such voting power excluding the voting power of interested Shares, of a control share acquisition (as such term is defined in Chapter 1701 of the Ohio Revised Code); and

          (iv) a change in the composition of the Board of Directors such that individuals who were members of the Board of Directors on the date two years prior to such change (and any new directors (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) who were elected, or were nominated for election, by the Company's shareholders with the affirmative vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such two year period or whose election or nomination for election was previously so approved) no longer constitute a majority of the Board of Directors.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

     "'Affiliate' shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

     "'Beneficial Owner' shall have the meaning defined in Rule 13d-3 under the Exchange Act.

     "'Exchange Act' shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "'Person' shall have the meaning given in Section 3 (a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or

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     (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company."

          "'Shares' shall mean shares of common stock, without par value, of The Mead Corporation.

          "'Tender Offer' shall mean a tender offer or a request or invitation for tenders or an exchange offer subject to regulation under Section 14(d) of the Exchange Act and the rules and regulations thereunder, as the same may be amended, modified or superseded from time to time."

     IN WITNESS WHEREOF, the parties have executed this First Amendment to the Benefit Trust Agreement as of the effective date written above.

                                        THE MEAD CORPORATION


                                        By /s/ Sue K. McDonnell
                                           ----------------------------
                                           Name: Sue K. McDonnell
                                           Title: Vice President

                                        KEY TRUST COMPANY OF OHIO, N.A.

                                        By /s/ Janice L. Culver
                                           ----------------------------
                                           Name: Janice L. Culver
                                           Title: Senior Vice President


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